Exhibit 99.2

3 March 2006

as amended and restated on 13 June 2006 and on 10 July 2006

DEUTSCHE BANK AG, LONDON BRANCH

as Facility Agent and Security Trustee

THE ORIGINAL SENIOR BORROWERS

THE ORIGINAL SENIOR GUARANTORS

THE SENIOR LENDERS

THE RESTRUCTURING SWAP COUNTERPARTIES

THE HEDGE COUNTERPARTIES

THE INTERGROUP DEBTORS

and

THE INTERGROUP CREDITORS

GROUP

INTERCREDITOR DEED

5 Old Broad Street

London EC2N 1DW

i

	8.3	Non-cash Distributions	33
	8.4	Sums received by an Obligor	33
	8.5	Certificates	34
	8.6	Conversion of Currencies	34
	8.7	Preservation of Liabilities	34
9.	SUBORDINATION ON INSOLVENCY		34
	9.1	Subordination	34
	9.2	Filing of claims	35
	9.3	Distributions	35
	9.4	Voting	35
10.	RANKING		36
	10.1	Ranking of Security	36
	10.2	Perfection of Security	37
11.	ENFORCEMENT OF SECURITY		37
	11.1	Enforcement on or before the Senior Discharge Date	37
	11.2	Enforcement After Senior Discharge Date	38
	11.3	Exemption	38
	11.4	Duties owed	39
12.	NEW SENIOR LIABILITIES		39
13.	APPROPRIATION		39
14.	POWERS OF ATTORNEY		40
	14.1	Appointment by the Creditors	40
	14.2	Appointment by the Obligors	40
	14.3	Ratification of Acts	40
15.	COSTS AND EXPENSES		40
16.	CHANGES TO THE PARTIES		40
	16.1	Binding Nature	40
	16.2	No Assignment by Obligors	41
	16.3	New Creditors	41
	16.4	New Parties	42
	16.5	Resignation or Removal of Facility Agent or Security Trustee	42
	16.6	Resignation or Removal of Alternative Bridge Agent or Alternative Bridge Trustee	42
17.	PROVISIONS RELATING TO OBLIGORS		42
18.	NOTICES		42
	18.1	Communication of Notices	42
	18.2	Delivery of Notices	42
19.	REMEDIES, WAIVERS & AMENDMENTS		43
	19.1	No Waiver	43
	19.2	Amendments	43
	19.3	Technical Amendments	43
	19.4	Amended Deed	44
20.	TERMINATION		44
21.	ENGLISH LANGUAGE		44
22.	PARTIAL INVALIDITY		44
23.	THIRD PARTY RIGHTS		44
24.	COUNTERPARTS		44
25.	HEDGING LIABILITIES CONFLICTS		44
26.	GOVERNING LAW		45
27.	JURISDICTION		45

ii

27.1	Courts of England	45
27.2	Waiver of Indemnity	45
27.3	Service of Process	45
27.4	Proceedings in Other Jurisdictions	45
27.5	General Consent	45
27.6	Waiver of Immunity	46

iii

THIS INTERCREDITOR DEED is made on 3 March 2006 as amended and restated on 13 June 2006 and on 10 July 2006 between the following parties:

(1)           DEUTSCHE BANK AG, LONDON BRANCH (in its capacity as facility agent for the Senior Lenders under the Senior Facilities Agreement, the “Facility Agent”);

(2)           DEUTSCHE BANK AG, LONDON BRANCH (in its capacity as security trustee under the Senior Facilities Agreement, the “Security Trustee”);

(3)           THE ORIGINAL SENIOR BORROWERS listed in Part I of Schedule 5 (The Original Senior Borrowers) as original borrowers under the Senior Facilities Agreement (the “Original Senior Borrowers”);

(4)           THE ORIGINAL SENIOR GUARANTORS listed in Part II of Schedule 5 (The Original Senior Guarantors) as original borrowers under the Senior Facilities Agreement (the “Original Senior Guarantors”);

(5)           THE SENIOR LENDERS (as defined below);

(6)           THE INSTITUTIONS whose names and addresses are set out in Part I of Schedule 6 (The Existing Hedge Counterparties and Existing Hedging Agreements) (each in its capacity as a Restructuring Swap Counterparty, a “Restructuring Swap Counterparty”);

(7)           THE INSTITUTIONS whose names and addresses are set out in Part II of Schedule 6 (The Existing Hedge Counterparties and Existing Hedging Agreements) (each in its capacity as an Existing Hedge Counterparty, an “Existing Hedge Counterparty”);

(8)           THE INTERGROUP DEBTORS (as defined below); and

(9)           THE INTERGROUP CREDITORS (as defined below).

IT IS AGREED as follows:

1.            INTERPRETATION

1.1          Terms Defined

Terms defined in the Senior Facilities Agreement or (once the facilities made available under the Senior Facilities Agreement have been refinanced in full) the Refinancing Facilities Agreement (each as defined below) shall have the same meaning when used in this Deed unless otherwise defined herein.

1.2          Definitions

In this Deed the following terms have the meanings given to them in this Clause.

“Additional Liability” means in relation to a Liability, any liability which arises or is incurred as a result of or in connection with:

(a)           any deferral, extension, novation or refinancing of such Liability;

(b)           any claim for damages, restitution or otherwise made in connection with such Liability;

(c)           any claim against an Obligor resulting from a recovery by such Obligor or any other person of a payment or discharge in respect of such Liability on the grounds of preference or otherwise; or

(d)           any amount (such as post-insolvency interest) which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Alternative Bridge Agent” means, upon its accession to this Deed in accordance with Clause 16.3 (New Creditors) and for so long as any Alternative Bridge Liabilities remain outstanding, J.P. Morgan Europe Limited (in its capacity as agent for the Alternative Bridge Lenders under the Alternative Bridge Facility Agreement).

“Alternative Bridge Borrower” means, upon its accession to this Deed in accordance with Clause 16.3 (New Creditors) and for so long as any Alternative Bridge Liabilities remain outstanding, NTL Cable plc as borrower under the Alternative Bridge Facility Agreement.

“Alternative Bridge Default” means any Event of Default (as defined in the Alternative Bridge Facility Agreement).

“Alternative Bridge Discharge Date” means the first date on which:

(a)           none of the Alternative Bridge Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to any Alternative Bridge Obligor under any of the Alternative Bridge Finance Documents; and

(b)           all Alternative Bridge Liabilities have been unconditionally and irrevocably paid and discharged in full, provided that for these purposes, regard shall not be had to any unclaimed indemnities, tax gross ups or other similar amounts.

“Alternative Bridge Facility Agreement” means the senior subordinated bridge facility agreement dated 14 June 2006 and made between inter alia the Alternative Bridge Borrower, the Alternative Bridge Agent and the Alternative Bridge Lenders (including any Extended Term Loan Credit Agreement (as defined in the Alternative Bridge Facility Agreement) entered into pursuant to and in accordance with the terms of the Alternative Bridge Facility Agreement for the purposes of extending the term of the facilities thereunder beyond one year) which, as of the date hereof, is in the agreed form (together with any amendments from time to time made thereto as permitted by the Senior Facilities Agreement).

“Alternative Bridge Finance Documents” means the Finance Documents (as defined in the Alternative Bridge Facility Agreement).

“Alternative Bridge Finance Parties” means the Finance Parties (as defined in the Alternative Bridge Facility Agreement).

“Alternative Bridge Lenders” means, for so long as any Alternative Bridge Liabilities remain outstanding:

(a)           a bank or financial institution or other person named as a “Lender” in the Alternative Bridge Facility Agreement; or

(b)           a bank or financial institution or other person which has become (and remains) a party hereto as an Alternative Bridge Lender in accordance with the provisions of Clause 16.3 (New Creditors) hereof and in accordance with the provisions of the Alternative Bridge Facility Agreement.

“Alternative Bridge Liabilities” means, if any, all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any capacity whatsoever) of the Alternative Bridge Obligors (or any one or more of them) to the Alternative Bridge Finance Parties (or any one or more of them) under or in connection with the Alternative Bridge Finance Documents, together with any related Additional Liabilities owed to the Alternative Bridge Finance Parties and together also with all costs, charges and expenses incurred by each of the Alternative Bridge Finance Parties in connection with the protection, preservation or enforcement of its rights under the Alternative Bridge Finance Documents, excluding, for the avoidance of doubt, any such obligations or liabilities in respect of or arising from the Alternative Bridge Finance Documents of any member of the Telewest Group incorporated in England & Wales until such time as the provisions of sections 151-158 of the Act have been complied with by such member(s) in respect of such liabilities and obligations.

“Alternative Bridge Obligors” means the Alternative Bridge Borrower and each of the Original Alternative Bridge Guarantors and any other member of the Bank Group (as defined in the Alternative Bridge Facility Agreement) required to grant guarantees and/or security in accordance with the terms of the Alternative Bridge Facility Agreement.

“Alternative Bridge Permitted Repayment” means any irrevocable prepayment of the whole of the Alternative Bridge Liabilities using the proceeds of the issue of the New High Yield Notes.

“Alternative Bridge Security Trust Agreement” means an agreement dated 16 June 2006 and made between the Alternative Bridge Finance Parties, the Alternative Bridge Obligors and the Alternative Bridge Trustee relating to the security required to be granted by the Alternative Bridge Obligors pursuant to the Alternative Bridge Facility Agreement.

“Alternative Bridge Trustee” means, upon its accession to this Deed in accordance with Clause 16.3 (New Creditors) and for so long as any Alternative Bridge Liabilities remain outstanding, Deutsche Bank AG, London Branch in its capacity as security trustee for the Alternative Bridge Finance Parties, or its successor from time to time or any other trustee acting as trustee for any Alternative Bridge Finance Parties, in each case having become party to this Deed pursuant to Clause 16 (Changes to the Parties), and references in this Deed to “Alternative Bridge Trustee” shall be construed accordingly.

“Alternative Bridge Trustee Liabilities” means the amounts payable to the Alternative Bridge Trustee referred to in the definition of Third Beneficiary.

“Barclays” means Barclays Bank PLC.

“Barclays Intercreditor Agreement” means that intercreditor agreement dated on or about the date of this Deed and made between Yorkshire Cable Communications Limited, Sheffield Cable Communications Limited, Yorkshire Cable Properties Limited, Cable London Limited, Barclays and Deutsche Bank AG, London Branch as security trustee for the Beneficiaries.

“Barclays Liabilities” has the meaning given to it in the Barclays Intercreditor Agreement.

“Barclays Security” has the meaning given to it in the Barclays Intercreditor Agreement.

“Beneficiaries” means the First Beneficiary, the Second Beneficiaries, the Third Beneficiary and the Fourth Beneficiaries.

“C Facility Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any capacity whatsoever) of the Obligors (or any one or more of them) to the Senior Finance Parties (or any one or more of them) by way of principal or interest under or in connection with the C Facility together with any related Additional Liabilities owed to the C Facility Lenders.

“Creditors” means the Beneficiaries and the Intergroup Creditors and any person that becomes party to this Deed in any such capacity pursuant to Clause 16 (Changes to the Parties).

“Deed of Accession” means a Deed of Accession substantially in the form set out in Schedule 2 (Deed of Accession) or in such other form as the Relevant Agent and the Obligors’ Agent shall agree.

“Default Notice” means a written notice substantially in the form set out in Schedule 3 (Form of Default Notice).

“Enforcement Action” has the meaning given to it in Clause 7.6 (Authorisation to Security Trustee or Alternative Bridge Trustee).

“Existing Hedging Agreement” means an interest rate swap or other hedging arrangement entered into between an Obligor and a Restructuring Swap Counterparty or an Existing Hedge Counterparty on or prior to the date hereof.

“Existing Hedging Discharge Date” means in relation to each Restructuring Swap Counterparty and Existing Hedge Counterparty, the date on which such Restructuring Swap Counterparty or Existing Hedge Counterparty has notified the Security Trustee that it is satisfied that its Existing Hedging Liabilities have been fully and finally satisfied and no further Existing Hedging Liabilities can arise under or in respect of any Existing Hedging Agreement to which it is a party.

“Existing Hedging Liabilities” means all Indebtedness and other obligations due from all or any of the Obligors to the Restructuring Swap Counterparties and/or the Existing Hedge Counterparties under the Existing Hedging Agreements together with any related Additional Liabilities owed to any Restructuring Swap Counterparty or Existing Hedge Counterparty and together also with all costs, charges and expenses incurred by any Restructuring Swap Counterparty or Existing Hedge Counterparty in connection with the protection, preservation or enforcement of its rights in respect of such amounts.

“Existing Intercreditor Deed” means an intercreditor deed dated 21 December 2004  between among others, Telewest Communications Networks Limited, Telewest UK Limited, Barclays Bank PLC as security trustee, Barclays Bank PLC as senior facility agent, the banks and financial institutions named therein as lenders, the parties named therein as lessors, lessees, lessors’ agent and the Restructuring Swap Counterparties.

“Existing TW Security Documents” means the security documents listed in Schedule 7 (Existing Telewest Security Documents).

“Fees” means any fees, expenses, costs or commissions payable to any of the Senior Finance Parties by any Obligor under or pursuant to any one or more of the Senior Finance Documents.

“Final Discharge Date” means the latest of the Senior Discharge Date, the Hedging Discharge Date and the Alternative Bridge Discharge Date.

“First Beneficiary” means the Security Trustee to the extent only of the amounts payable to it in its capacity as such (for its own account) pursuant to the Senior Finance Documents.

“Fourth Beneficiaries” means the Alternative Bridge Agent and the Alternative Bridge Lenders.

“Hedge Counterparties” means, collectively, the Restructuring Swap Counterparties, the Existing Hedge Counterparties and the New Hedge Counterparties.

“Hedging Agreements” means (a) each Existing Hedging Agreement and (b) any New Hedging Agreement (as the context may require).

“Hedging Arrangements” means any interest rate or currency protection arrangements (whether by way of interest rate or cross currency swap, cap, collar or otherwise) from time to time entered into by any Obligor which arrangements hedge the interest rate or currency exposure of the Group under, or which are required to be implemented pursuant to, the Senior Facilities Agreement (or any interest rate or cross currency swap, cap, collar or other derivative transaction in respect of such an interest rate or currency protection arrangement) and which are documented by one or more Hedging Agreements.

“Hedging Default” means an event of default or termination event (howsoever described) under any Hedging Agreement.

“Hedging Discharge Date” means the date on which each Hedge Counterparty has notified the Security Trustee that it is satisfied that its Hedging Liabilities have been fully and finally satisfied and no further Hedging Liabilities can arise under or in respect of any Hedging Agreement entered into by such Hedge Counterparty.

“Hedging Liabilities” means the Existing Hedging Liabilities and the New Hedging Liabilities.

“Hedging Obligor” means any member of the Bank Group that has entered into a Hedging Agreement.

“HYD Intercreditor Agreement” means the intercreditor agreement dated 13 April 2004 between certain of the Obligors, the Senior Finance Parties and the indenture trustee in respect of the Existing High Yield Notes as the same may otherwise be amended, supplemented, novated or restated from time to time.

“Insolvency Event” means any event whereby:

(a)           any Obligor makes a general assignment for the benefit of or a composition with its creditors generally or a general moratorium is declared in respect of the Indebtedness of such Obligor;

(b)           an order is made for the winding-up, dissolution or administration of an Obligor or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets; or

(c)           any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in paragraphs (a) and (b) above.

“Instructing Party” means:

(a)           at any time prior to the Senior Discharge Date, an “Instructing Group” as defined in the Senior Facilities Agreement;

(b)           at any time from (and including) the Senior Discharge Date until the Hedging Discharge Date, all the Hedge Counterparties; and

(c)           at any time after the later to occur of the Senior Discharge Date and the Hedging Discharge Date, an “Instructing Group” as defined in the Alternative Bridge Facility Agreement.

“Intergroup Creditor” means

(a)           as at the date of this Deed, each member of the Group that is a creditor in respect of any Intergroup Liabilities of any Obligor; and

(b)           at any time hereafter, each person who becomes a creditor in respect of any Intergroup Liabilities and who accedes to this Deed in the capacity of an Intergroup Creditor by its execution and delivery of a Deed of Accession.

“Intergroup Debtor” means:

(a)           as at the date of this Deed, any Obligor that is a debtor in respect of any Intergroup Liabilities; and

(b)           at any time hereafter, each person who becomes a debtor in respect of any Intergroup Liabilities and who accedes to this Deed in the capacity of an Intergroup Debtor by its execution and delivery of a Deed of Accession;

“Intergroup Liabilities” means all present and future obligations constituted by Financial Indebtedness owed by any Intergroup Debtor to any Intergroup Creditor together with any related Additional Liabilities owed to any Intergroup Creditor and together also with all costs, charges and expenses incurred by any Intergroup Creditor in connection with the protection, preservation or enforcement of its rights in respect of such amounts.

“Lenders” means the Senior Lenders and the Alternative Bridge Lenders, and “Lender” means any of them.

“Liabilities” means any one or more of the Senior Liabilities, the Hedging Liabilities, the Alternative Bridge Liabilities and the Intergroup Liabilities collectively, and “Liability” means any of them.

“New Hedge Counterparty” means each party (other than a transferee in respect of any Existing Hedging Liabilities) to a New Hedging Agreement which has acceded to this Deed in accordance with the provisions of Clause 16.3 (New Creditors) until any such person has ceased to be a party to this Deed in such capacity in accordance with the terms hereof and “New Hedge Counterparties” means all such parties.

“New Hedging Agreement” means any agreement entered into after the date hereof between an Obligor and a New Hedge Counterparty in connection with Hedging Arrangements;

“New Hedging Liabilities” means all Indebtedness and other obligations due from all or any of the Obligors to the New Hedge Counterparties under the New Hedging Agreements, together with any related Additional Liabilities owed to any New Hedge Counterparty and together also with all costs, charges and expenses incurred by any New Hedge Counterparty in connection with the protection, preservation or enforcement of its rights in respect of such amounts;

“New Security Documents” means the Security Documents (as defined in the Senior Facilities Agreement) and the Security Documents (as defined in the Alternative Bridge Facility Agreement);

“New Senior Liabilities” means credit facilities or other financial accommodation provided by any Senior Finance Party under the Senior Finance Documents to the Borrowers after the date of this Deed in accordance with Clause 12 (New Senior Liabilities) which exceeds the total Commitments as at the date of this Deed (excluding, for the avoidance of doubt, any credit exposure of a Senior Lender, if any, in its capacity as a Hedge Counterparty, if applicable).

“Obligors” means the Senior Obligors and the Alternative Bridge Obligors and “Obligor” means any of them.

“Original Alternative Bridge Guarantors” means each of the members of the Bank Group identified as original guarantors under the Alternative Bridge Facility Agreement.

“Permitted Hedging Payments” means, subject to Clause 9 (Subordination on Insolvency), any payments, receipts and set offs in respect of Hedging Liabilities, but only to the extent that any such payment has fallen due under or in connection with the terms of the relevant Hedging Agreement;

“Permitted Payments” means any Permitted Payment (as defined in the Senior Facilities Agreement or any Refinancing Facilities Agreement) or any other payment permitted under Clause 25.5 (Dividends, Distributions and Share Capital) of the Senior Facilities Agreement or any corresponding provision of the Refinancing Facilities Agreement.

“Priority Creditors” means the Senior Finance Parties and the Hedge Counterparties.

“Priority Liabilities” means the Senior Liabilities and the Hedging Liabilities.

“Prohibited Actions” means:

(i)            in relation to any Alternative Bridge Liability:

(a)           the payment, repayment or purchase of such Alternative Bridge Liability or any part thereof;

(b)           the discharge by way of set-off, combination of accounts or other similar action with respect to such Alternative Bridge Liability or any part thereof unless effected pursuant to any mandatory requirement of applicable law;

(c)           the creation of any Encumbrance in respect of such Alternative Bridge Liability over any or all of the assets or revenues of the person by whom such Alternative Bridge Liability is owed;

(d)           the giving of a guarantee or other assurance against financial loss in respect of such Alternative Bridge Liability;

(e)           the amendment, variation, waiver or release of any term of any agreement under which or whereby such Alternative Bridge Liability is outstanding, evidenced, secured or guaranteed, save for amendments of an immaterial or technical nature or which correct a manifest error or as permitted by this Deed;

(f)            any action whereby the priority as to payment of such Alternative Bridge Liability under this Deed is altered; or

(g)           any action prohibited in accordance with Clause 7.2 (Restrictions on Enforcement by Alternative Bridge Finance Parties).

(ii)           in relation to an Intergroup Liability:

(a)           the payment, repayment or purchase of such Intergroup Liability or any part thereof;

(b)           the discharge by way of set-off, combination of accounts or other similar action with respect to such Intergroup Liability or any part thereof unless effected pursuant to any mandatory requirement of applicable law;

(c)           the creation of any Encumbrance over any or all of the assets or revenues of the Intergroup Debtor in respect of such Intergroup Liability;

(d)           the giving of a guarantee or other assurance against financial loss in respect of such Intergroup Liability;

(e)           any action whereby the priority as to payment of such Intergroup Liability under this Deed is altered; or

(f)            any action prohibited in accordance with Clause 7.3 (Restrictions on Enforcement by Intergroup Creditors).

“Receiver” means any administrator, administrative receiver, receiver and manager or other receiver, whether appointed pursuant to any Security Document, pursuant to any statute, by a court or otherwise, of all or any of the proceeds of the Liabilities.

“Refinancing Facilities Agreement” means any facilities agreement under which facilities are made available for the refinancing of the facilities made available under the Senior Facilities Agreement and which is designated as such by the Borrowers by notice to the Facility Agent party to this Deed at such time and to the Alternative Bridge Agent, provided that the aggregate principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of the Commitments of the Senior Lenders under the Senior Facilities Agreement as at the date hereof, together with any New Senior Liabilities permitted to be incurred under Clause 12 (New Senior Liabilities).

“Relevant Agent” means:

(a)           until the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the Facility Agent; and

(b)           after the later to occur of Senior Discharge Date and the Hedging Discharge Date, the Alternative Bridge Agent.

“Relevant Trustee” means:

(a)           until the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the Security Trustee; and

(b)           after the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the Alternative Bridge Trustee.

“Second Beneficiaries” means the Facility Agent, the Senior Lenders and the Hedge Counterparties;

“Secured Creditors” means the Senior Finance Parties and the Alternative Bridge Finance Parties.

“Secured Obligations” means the Security Trustee Liabilities, the Senior Liabilities, the Hedging Liabilities, the Alternative Bridge Trustee Liabilities and the Alternative Bridge Liabilities.

“Security” means the security granted by the Obligors pursuant to the Security Documents;

“Security Documents” means the New Security Documents and each of the Existing TW Security Documents listed in Part 1 of Schedule 8 (Existing Telewest Security Documents);

“Security Trust Agreement” means an agreement dated 3 March 2006, made between, amongst others, the Security Trustee, the Facility Agent, NTL Investment Holdings Limited, and the Original Obligors (as defined therein) relating to the Security (or any replacement security trust agreement entered into in connection with any Refinancing Facilities Agreement).

“Security Trustee Liabilities” means the amounts payable to the Security Trustee referred to in the definition of First Beneficiary.

“Senior Default” means any Event of Default (as defined in the Senior Facilities Agreement).

“Senior Discharge Date” means the first date on which:

(a)           none of the Senior Finance Parties (including any senior finance parties under any Refinancing Facilities Agreement) is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to any Obligor under any of the Senior Finance Documents; and

(b)           all Senior Liabilities (including any Senior Liabilities under any Refinancing Facilities Agreement) have been unconditionally and irrevocably paid and discharged in full, provided that for these purposes, regard shall not be had to any unclaimed indemnities, tax gross ups or other similar amounts.

“Senior Facilities Agreement” means the senior facilities agreement dated on or about the date hereof between inter alia the Ultimate Parent, the Original Borrowers, the Facility Agent, the Security Trustee and the Senior Lenders (including, on and from the date on which the Structure Notice is delivered, as amended in the form of the Structure 2 Senior Facilities Agreement and/or as amended in accordance with Clause 43 (Amendments) thereof, provided that such amendments could not reasonably be expected to have a Material Adverse Effect, or otherwise with the consent of an Instructing Group (as defined in the Alternative Bridge Facility Agreement)), or any Refinancing Facilities Agreement (and references in this Deed to any defined term, Clause or provision of the Senior Facilities Agreement shall, as the context may require, include references to the corresponding defined term, Clause or provision of any Refinancing Facilities Agreement).

“Senior Finance Documents” means the Finance Documents (as defined in the Senior Facilities Agreement).

“Senior Finance Parties” means the Finance Parties (as defined in the Senior Facilities Agreement).

“Senior Lenders” means:

(a)           a bank or financial institution or other person named in Part I of Schedule 1 (Senior Lenders) (unless it has ceased to be a party hereto in accordance with the terms hereof); or

(b)           a bank or financial institution or other person which has become (and remains) a party hereto as a Senior Lender in accordance with the provisions of Clause 16.3 (New Creditors) hereof and in accordance with the provisions of the Senior Facilities Agreement or any Refinancing Facilities Agreement.

“Senior Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any capacity whatsoever) of the Obligors (or any one or more of them) to the Senior Finance Parties (or any one or more of them) under or in connection with the Senior Finance Documents including, without limitation, any New Senior Liabilities provided pursuant to Clause 12 (New Senior Liabilities) together with any related Additional Liabilities owed to the Senior Finance Parties and together also with all costs, charges and expenses incurred by each of the Senior Finance Parties in connection with the protection, preservation or enforcement of its rights under the Senior Finance Documents, excluding in all respects any such obligations or liabilities in respect of or arising from the B2 Facility, B3 Facility and/or B4 Facility of any member of the Telewest Group incorporated in England & Wales until such time as the provisions of sections 151-158 of the Act have been complied with by such member(s) in respect of such liabilities and obligations and provided that for the purposes of the interpretation of the definition of “Senior Liabilities” in:

(i)            the Security Documents (other than the share charge agreement and the assignment of loans specified in paragraphs 2 and 5 respectively of Part 4 of Schedule 4 (Vanilla Initial Security Documents) to the Senior Facilities Agreement (the “C Facility Security Documents”)) only, Senior Liabilities shall not include any C Facility Liabilities; and

(ii)           the C Facility Security Documents only, Senior Liabilities shall not include any C Facility Liabilities other than the liabilities of the Parent under paragraph (b) of Clauses 29.1 (Guarantee) and paragraph (b) of 29.2 (Indemnity) of the Senior Facilities Agreement.

“Senior Obligors” means the Original Senior Borrowers, each of the Original Senior Guarantors and any other person required to grant guarantees and/or security in accordance with the terms of the Senior Facilities Agreement.

“Specified Default” means, in relation to any Hedging Liabilities and/or any Hedging Obligor under any Hedging Agreement, the occurrence of any of the following:

(a)           the failure by any Hedging Obligor to make a payment due under such Hedging Agreement which non-payment continues for 3 Business Days after notice of such non-payment has been given by the relevant Hedge Counterparty to the Security Trustee:

(b)           an Insolvency Event in relation to the relevant Hedging Obligor has occurred; or

(c)           any Senior Liabilities have been declared to be due and payable under Clause 27.17 (Acceleration) or due or payable on demand under Clause 27.18 (Repayment on Demand) of the Senior Facilities Agreement; or

(d)           the repudiation of any Hedging Arrangements by the relevant Hedging Obligor; or

(e)           the Senior Lenders or the Alternative Bridge Lenders have exercised any right to enforce any Encumbrance created pursuant to the Security Documents; or

(f)            upon:

(i)            it becoming contrary to any law or regulation for the relevant Hedging Obligor or Hedge Counterparty to perform the payment obligations expressed to be assumed by it in respect of such Hedging Arrangements or such obligations becoming invalid or unenforceable against the relevant Hedging Obligor; or

(ii)           any provision of any Hedging Arrangements relating to the termination thereof (including, without limitation, the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the relevant Hedging Obligor.

“Subordinated Creditors” means the Alternative Bridge Finance Parties and the Intergroup Creditors.

“Subordinated Liabilities” means the Alternative Bridge Liabilities and the Intergroup Liabilities.

“Third Beneficiary” means the Alternative Bridge Trustee to the extent only of the amounts payable to it in its capacity as such (for its own account) pursuant to the Alternative Bridge Finance Documents.

1.3          References

(a)           Any reference in this Deed to (or to any provisions of or definition contained in) any other document shall be construed as a reference to this Deed or that provision, definition or document as in force for the time being and as amended, supplemented, varied and/or novated from time to time but only to the extent that any such amendment, supplement, variation and/or novation has been made in accordance with the terms of this Deed.

(b)           Any reference in this Deed to any party to this Deed shall be construed so as to include such party’s and any subsequent successors’ transferees and assigns in accordance with their respective interests.

(c)           Any reference in this Deed to the singular shall include the plural and vice versa and any references to any party in the plural shall be construed as references to any such party in the singular for so long as there is no more than one party to this Deed in the capacity in which such party acts.

(d)           Any references in this Deed to the definition of “Refinancing Facilities Agreement” or any provisions using such defined term are intended to be effective following the designation of a Refinancing Facilities Agreement in accordance with the definition of such term.

1.4          Construction

Any reference in this Deed to:

“agreed form” means, in relation to any document, in the form agreed by or on behalf of the Bookrunners and the Company prior to the date of this Deed;

“costs”, “charges”, “remuneration” or “expenses” include any value added, turnover or similar tax charged in respect thereof.

“tax” shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

2.          PRIORITIES AND SUBORDINATION

2.1        Priorities and Subordination

Each of the parties to this Deed hereby agrees and acknowledges that, save as expressly provided to the contrary in this Deed, the following order of priorities shall apply to the liabilities referred to below which shall be paid and discharged in the following order:

(i)            first, the Senior Liabilities and the Hedging Liabilities pari passu without any priority amongst themselves;

(ii)           second, the Alternative Bridge Liabilities, pari passu with any other senior subordinated obligations of the Alternative Bridge Obligors and without any priority amongst themselves; and

(iii)         third, the Intergroup Liabilities,

and that as between the parties to this Deed such order of priorities shall prevail irrespective of whether or not an Insolvency Event shall have occurred, so that before and after the occurrence of an Insolvency Event, but save as expressly provided to the contrary in this Deed, a liability which ranks after other liabilities in the foregoing order of priorities shall be subordinate in right of payment to those other liabilities.

2.2          Priorities not affected

The order of priorities set out in Clause 2.1 (Priorities and Subordination) shall apply irrespective of (a) the date on which this Deed or any of the Finance Documents or Alternative Bridge Finance Documents was executed, registered or notice thereof was given to any person and (b) unless otherwise provided in this Deed, any reduction or increase in any of the Senior Liabilities and/or the Alternative Bridge Liabilities or any amendment or variation of any of their terms.

2.3          Liabilities not affected

Each of the parties to this Deed hereby agrees and acknowledges that:

(a)           notwithstanding any term of this Deed postponing, subordinating or prohibiting the payment of any of the Subordinated Liabilities, each Subordinated Liability shall, as between the Obligor by whom it is owed and the Subordinated Creditor to whom it is owed, remain owing in accordance with its terms and interest and default interest will accrue accordingly; and

(b)           no delay in exercising any rights or remedies under the Alternative Bridge Finance Documents or any of the documents regulating the Subordinated Liabilities by reason of any term of this Deed postponing, restricting or prohibiting such exercise shall operate as a waiver of any of those rights and remedies.

2.4          NTLIH Guarantee

Notwithstanding anything contained in this Deed, the guarantee provided by the Company in favour of the Alternative Bridge Finance Parties as security for the Alternative Bridge Liabilities shall be “Senior Indebtedness” (as defined in the Indenture dated 13 April 2004 relating to Existing High Yield Notes).

3.            UNDERTAKINGS OF THE OBLIGORS

3.1          Hedging Liabilities

Until the Senior Discharge Date in respect of the Liabilities incurred under the Senior Facilities Agreement, except as the Instructing Party shall previously have consented in writing and subject to Clause 7.4 (Permitted Enforcement of New Hedging Liabilities), no Obligor will pay, repay or prepay (other than pursuant to a prepayment arising due to the prepayment of any obligations hedged under any Hedging Agreements) any of the Hedging Liabilities except as contemplated in Clause 4.1 (Hedge Counterparties).

3.2          Alternative Bridge Liabilities

Until the last to occur of the Senior Discharge Date and the Hedging Discharge Date, except as the Instructing Party shall previously have consented in writing and subject to Clause 5.3 (Suspension of Permitted Payments) below, no Obligor may take, nor permit any Alternative Bridge Finance Party nor cooperate with any Alternative Bridge Finance Party to take, any Prohibited Action with respect to any Alternative Bridge Liabilities except as contemplated by Clause 5 (Permitted Payments) and other than in respect of the Security Documents.

3.3          Intergroup Liabilities

Until the Final Discharge Date, each Intergroup Debtor undertakes to the Security Trustee, the Alternative Bridge Trustee and each of the other Beneficiaries that it shall not take, nor permit any Intergroup Creditor nor cooperate with any Intergroup Creditor to take the benefit of, any Prohibited Action in relation to any Intergroup Liability except as contemplated by Clause 5 (Permitted Payments).

4.            UNDERTAKINGS OF THE CREDITORS

4.1          Hedge Counterparties

Until the Senior Discharge Date in respect of the Liabilities incurred under the Senior Facilities Agreement and except as the Security Trustee (acting on the instructions of the Instructing Party) shall previously have consented in writing and subject, in the case of New

Hedge Counterparties, to Clause 7.4 (Permitted Enforcement of New Hedging Liabilities), a Hedge Counterparty will not demand or receive any payment, prepayment (other than a prepayment arising due to the prepayment of any obligations hedged under any Hedging Agreements) or repayment in respect of the Hedging Liabilities except:

(a)           Permitted Hedging Payments;

(b)           in respect of the proceeds of the Security distributed by the Relevant Trustee pursuant to and in accordance with Clause 8.2 (General Application of Proceeds);

(c)           in respect of scheduled payments arising under the terms of the relevant Hedging Agreement including any fees, costs and expenses (disregarding for this purpose any amendments made after the original execution date of the Hedging Agreements other than those expressly permitted by this Deed) and including any scheduled payments required to be made on its stated maturity (or, if earlier, the date on which any of the Senior Liabilities have been declared due and payable pursuant to Clause 27.17 (Acceleration) of the Senior Facilities Agreement) following the occurrence of a payment default under a Hedging Agreement which is continuing; or

(d)           by way of the exercise of any right to terminate or close out any hedging transaction under the Hedging Agreements prior to its stated maturity (whether by reason of the relevant Hedging Obligor becoming a “Defaulting Party” thereunder or otherwise) following the occurrence of a Specified Default or having obtained the prior written consent of the Security Trustee (acting on the instructions of the Instructing Party).

4.2          Hedging Arrangements

Each Hedging Obligor and each New Hedge Counterparty agrees that (save as the Instructing Party shall previously have consented in writing) any New Hedging Agreement:

(a)           shall be in the form of an Acceptable Hedging Agreement; and

(b)           will include an Event of Default (as defined in the Senior Facilities Agreement) as an Event of Default (as defined therein).

4.3          Provision of New Hedging Agreements

Each Hedging Obligor agrees to provide the Security Trustee with copies of any New Hedging Agreements as soon as reasonably practicable after the execution thereof.

4.4          Alternative Bridge Finance Parties

Until the later to occur of the Senior Discharge Date and the Hedging Discharge Date in respect of the Liabilities incurred under the Alternative Bridge Facility Agreement and except as the Security Trustee (acting on the instructions of the Instructing Party) shall previously have consented in writing and subject to Clause 7.5 (Permitted Enforcement of Alternative Bridge Liabilities), no Alternative Bridge Finance Party will agree to take the benefit of any Prohibited Action in relation to any Alternative Bridge Liabilities except:

(a)           to the extent constituting an Alternative Bridge Permitted Repayment;

(b)           to the extent contemplated by Clause 5 (Permitted Payments);

(c)           in respect of the proceeds of the Security distributed by the Relevant Trustee pursuant to and in accordance with Clause 8.2 (General Application of Proceeds);

(d)           in respect of the giving of any guarantee or creation of any Encumbrance in respect of such Alternative Bridge Liability as expressly required by or permitted pursuant to the Senior Facilities Agreement or the Alternative Bridge Facility Agreement; or

(e)           in respect of scheduled interest payments arising under the terms of the relevant Alternative Bridge Finance Document including any fees, costs and expenses (disregarding for this purpose any amendments made after the original execution date of such Alternative Bridge Finance Document other than those expressly permitted by this Deed) and including any scheduled payments required to be made on its stated maturity (or, if earlier, the date on which any of the Senior Liabilities have been declared due and payable pursuant to Clause 27.17 (Acceleration) of the Senior Facilities Agreement) following the occurrence of an Alternative Bridge Default which is continuing.

4.5          Obligations of the Intergroup Creditors

Until the Final Discharge Date, each Intergroup Creditor undertakes to the Security Trustee, the Alternative Bridge Trustee and each of the other Beneficiaries that it shall not agree to, or take the benefit of, any Prohibited Action in relation to any Intergroup Liability except as contemplated in Clause 5 (Permitted Payments).

4.6          Undertakings to the Security Trustee

Each Secured Creditor and each Obligor (as the case may be) gives the following undertakings to the Security Trustee:

(a)           it shall provide the Security Trustee with all directions and information as the Security Trustee may reasonably require for the purposes of carrying out its duties and obligations under this Deed and the Security Documents;

(b)           it shall not take any proceedings or seek to assert any claim against any officer or employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document; and

(c)           it shall give notice to the Security Trustee and the Facility Agent promptly upon its becoming aware of the occurrence or remedying of a Senior Default,

and acknowledges that the Security Trustee has entered into this Deed in reliance on the undertakings set out in this Clause 4.6.

4.7          Undertakings to the Alternative Bridge Trustee

Each Secured Creditor and each Obligor (as the case may be) gives the following undertakings to the Alternative Bridge Trustee:

(a)           it shall provide the Alternative Bridge Trustee with all directions and information as the Alternative Bridge Trustee may reasonably require for the purposes of carrying out its duties and obligations under this Deed and the Security Documents;

(b)           it shall not take any proceedings or seek to assert any claim against any officer or employee or agent of the Alternative Bridge Trustee in respect of any claim it might have against the Alternative Bridge Trustee or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document; and

(c)           it shall give notice to the Alternative Bridge Trustee and the Alternative Bridge Agent promptly upon its becoming aware of the occurrence or remedying of a Alternative Bridge Default,

and acknowledges that the Alternative Bridge Trustee has entered into this Deed in reliance on the undertakings set out in this Clause 4.7.

4.8          Existing Telewest Security Documents

Each of the Existing Hedge Counterparties hereby agrees that it will, promptly upon the execution of this Deed give irrevocable and unconditional instructions to Barclays Bank PLC, in its capacity as security trustee under each of the Existing TW Security Documents:

(a)           to appoint Deutsche Bank AG, London Branch as co-trustee under the Existing Intercreditor Deed and in relation to each of the Existing TW Security Documents; and

(b)           to execute such notices, instruments or other documents, in each case, as may be necessary to give effect to the transactions contemplated in paragraph (a) above,

following which Barclays Bank PLC shall resign as security trustee under the Existing Intercreditor Deed.

5.            PERMITTED PAYMENTS

5.1          Permitted Payments Prior to the Senior Discharge Date

Subject to Clause 6.1 (Turnover) and Clause 6.3 (Failure of Trusts):

(a)           the Alternative Bridge Obligors may pay and the Alternative Bridge Trustee may on behalf of the Alternative Bridge Finance Parties receive and retain payments:

(i)            constituting an Alternative Bridge Permitted Repayment; or

(ii)           in respect of any scheduled payments of interest (including gross-up amounts but excluding default interest) in respect of any Alternative Bridge Liabilities then owing; or

(iii)         in respect of reasonable up-front fees, costs and expenses which are due to the Alternative Bridge Agent on or prior to the date of the Alternative Bridge Facility Agreement and to the extent expressly permitted by its terms; or

(iv)          in respect of any fees, costs or expenses other than those referred to in paragraph (a)(iii) above and to the extent expressly permitted by the terms of the Alternative Bridge Facility Agreement;

in each case subject to Clause 5.3 (Suspension of Permitted Payments);

(b)           an exchange, conversion, or replacement of initial loans for extended loans or initial loans or extended loans for exchange notes, by any Alternative Bridge Obligor pursuant to the terms of the Alternative Bridge Facility Agreement shall not be considered to be a payment, repayment, discharge or distribution which is prohibited under this Deed, provided that the terms of any exchange, conversion or replacement are in all material respects as provided for in the Alternative Bridge Facility Agreement and, in the case of any exchange notes, the terms of such exchange notes as annexed thereto;

(c)           any Intergroup Debtor may pay in cash to any Intergroup Creditor and any Intergroup Creditor may receive and retain (or apply in respect of any liability) payments received from any Intergroup Debtor in respect of any Intergroup Liability:

(i)            provided that no Senior Default or Alternative Bridge Default has occurred and is continuing or is likely to occur as a result thereof, for the purposes of funding any Permitted Payments; or

(ii)           at any time after the occurrence of a Senior Default or an Alternative Bridge Default, for the purposes of funding any Permitted Payments permitted by the provisions of Clause 5.2 (Suspension of Permitted Hedging Payments);

(d)           notwithstanding any other term of this Deed, the Intergroup Liabilities may be:

(i)            reduced or cancelled in consideration of the issue of one or more shares or other securities by any Intergroup Debtor to any Intergroup Creditor or by any waiver of any such Intergroup Liabilities or by the making of any capital contribution by any Intergroup Creditor to any Intergroup Debtor;

(ii)          converted into loan stock or convertible unsecured loan stock or, if so converted, may be converted back into debt; or

(iii)         discharged in consideration for the receipt of any cash received pursuant to a Funding Passthrough or any non-cash asset received pursuant to an Asset Passthrough (or pursuant to any corresponding definition in the Refinancing Facilities Agreement), provided that where any Intergroup Creditor has granted security to the Security Trustee and/or the Alternative Bridge Trustee pursuant to any Security Document over its right, title and benefit to the relevant Intergroup Liabilities, any action referred to in sub-paragraphs (i) to (ii) above shall only be permitted to the extent that the relevant asset into which the Intergroup Liabilities are converted, or in consideration for which they are discharged, (if any) are subject to existing Security in favour of the Security Trustee and/or the Alternative Bridge Trustee (as the case may be) or will be made subject to Security in favour of the Security Trustee and/or the Alternative Bridge Trustee (as the case may be) (in form and substance substantially similar to the existing Security in favour of the Security Trustee and/or the Alternative Bridge Trustee (as the case may be) or otherwise in form and substance as may be reasonably required by the Facility Agent and/or the Alternative Bridge Agent (as the case may be)) within 10 Business Days of such conversion.

5.2          Suspension of Permitted Hedging Payments

Subject to Clause 9 (Subordination on Insolvency), no Obligor shall make and no Hedge Counterparty shall receive any Permitted Hedging Payments if:

(a)           a Senior Default (other than a default in respect of any Hedging Arrangement) has occurred and is continuing 20 Business Days after its occurrence and/or the Facility Agent has taken any of the steps it is entitled to take by reason of the occurrence of such Senior Default; or

(b)           a Senior Default (other than a default in respect of any Hedging Arrangement) has occurred and a notice is served on the relevant Obligor and such Hedge Counterparty by the Security Trustee stating that such Senior Default has occurred and is continuing and that no Permitted Hedging Payments can be made.

Any payments in respect of Hedging Liabilities made after paragraph (a) of this Clause 5.2 has become applicable or after a notice in accordance with Clause paragraph (b) of this Clause 5.2 is served, shall not constitute Permitted Hedging Payments. Following the occurrence of any Senior Default referred to in paragraphs (a) or (b) of this Clause 5.2, any Hedge Counterparty may suspend any payments due from it to any Obligor under any Hedging Arrangement to which it is a party. If the Facility Agent is satisfied that the circumstances or the relevant breach which gave rise to the Senior Default referred to in paragraphs (a) or (b) above no longer apply or has been cured (as the case may be), it may, by notice to the Obligors’ Agent and the Hedge Counterparties state that payments may be made in respect of Hedging Liabilities so as to constitute Permitted Hedging Payments. Upon receipt of such notice, any Hedge Counterparties that have suspended payments to any Obligor and any Obligors that have suspended payments to any Hedge Counterparty, in each case under any Hedging Arrangement, shall promptly recommence such payments.

5.3          Suspension of Permitted Payments

(a)           Subject to Clause 6.1 (Turnover) and Clause 9 (Subordination on Insolvency), except with the prior consent of an Instructing Party, prior to the later to occur of the Senior Discharge Date and the Hedging Discharge Date, no Obligor may on any date make any payments which would otherwise be permitted by paragraph (a) of Clause 5.1 (Permitted Payments Prior to the Senior Discharge Date) if:

(i)            any of the Senior Liabilities due and payable on or prior to such date are unpaid; or

(ii)           following the occurrence of a Senior Default and where the same is continuing, the Facility Agent (acting on the instructions of the Instructing Party) serves a Default Notice on the Alternative Bridge Trustee and the Alternative Bridge Borrower.

(b)           Paragraph (a) above will cease to apply on the first date on which:

(i)            paragraph (a)(i) does not apply; and

(ii)           one of the following applies:

(A)          179 days have elapsed since the service of such Default Notice or, if earlier, where a Standstill Period (as defined in Clause 7.4 (Permitted Enforcement of New Hedging Liabilities) is in effect at any time during that 179 day period, the date on which that Standstill Period expires;

(B)           in the case of a Senior Default, the Facility Agent (acting on the instructions of the Instructing Party) has confirmed in writing to the Alternative Bridge Borrower and the Alternative Bridge Trustee that the relevant Senior Default has been remedied or waived by the Instructing Party in writing or such Senior Default is no longer continuing;

(C)           the Facility Agent cancels such Default Notice by notice in writing to the Alternative Bridge Trustee and the Alternative Bridge Borrower; or

(D)          the Senior Discharge Date occurs,

provided that, unless otherwise agreed by the Alternative Bridge Trustee (acting on the instructions of an Instructing Group (as defined in the Alternative Bridge Facility Agreement)):

(x)            no more than one Default Notice may be served by the Facility Agent with respect to the same particular event or circumstances whether in relation to the same Senior Default or not, but without prejudice to the ability of the Facility Agent to issue a Default Notice in respect of any other particular event or set of circumstances; and

(y)           a Default Notice may not be served by the Facility Agent in reliance on a particular Senior Default more than 45 days after the Facility Agent has received notice in writing from any other party hereto specifying the event of default constituting that Senior Default; and

(z)            a Default Notice may not be issued by the Facility Agent less than 360 days after the service of a prior Default Notice relating to a Senior Default which was existing at the time of such prior Default Notice, unless such Senior Default has been remedied or is no longer continuing for at least 180 days prior to the service of the proposed new Default Notice.

(c)           This Clause 5.3 will not prevent the payment of amounts required to comply with obligations under the Alternative Bridge Finance Documents (but not any payment in respect of interest and principal or other monies to the Alternative Bridge Lenders), including fees to the extent arising under fees letters of the Alternative Bridge Lenders and costs and expenses (if any) related to the ongoing administration of the Alternative Bridge Finance Documents.

5.4          Senior Default or Alternative Bridge Default

Notwithstanding the terms of the Finance Documents, unless otherwise agreed by the Instructing Party, it is agreed that prior to the Senior Discharge Date after the service of a notice under Clause 27.17 (Acceleration) of the Senior Facilities Agreement following the occurrence of a Senior Default, or after the Senior Discharge Date and prior to the Alternative Bridge Discharge Date after the service of a notice of acceleration under the corresponding provision of the Alternative Bridge Facility Agreement following the occurrence of an Alternative Bridge Default:

(a)                                 all amounts payable under the Finance Documents by the Obligors required to be turned over to the Relevant Trustee pursuant to this Deed;

(b)                                 all proceeds of enforcement of the Security Documents granted by the Obligors; and

(c)                                  any payment or distribution of any kind or character, whether in cash, securities or other property which is payable or deliverable under or with respect to the Senior Liabilities, the Alternative Bridge Liabilities or the Intergroup Liabilities or any part thereof by any Obligor or its estate or any liquidator, receiver or like officer consequent upon its winding-up, shall forthwith be paid or delivered direct to the Relevant Trustee for the benefit of the Secured Creditors for application pursuant to and in accordance with Clause 8.2 (General Application of Proceeds).

6.                                     TURNOVER

6.1                              Turnover

If at any time prior to the Final Discharge Date:

(a)                                 any Hedge Counterparty receives a payment (including by way of set-off) or distribution in cash or in kind of, or on account of, any Hedging Liabilities other than a Permitted Hedging Payment;

(b)                                 any Hedge Counterparty receives the proceeds of any enforcement of any Security on account of any Hedging Liabilities (including by way of set-off or combination of accounts) unless those proceeds are received pursuant to Clause 8.2 (General Application of Proceeds);

(c)                                  any Alternative Bridge Finance Party receives a payment (including by way of set-off) or distribution in cash or in kind of, or on account of, any Alternative Bridge Liabilities unless permitted under Clause 5 (Permitted Payments);

(d)                                 any Alternative Bridge Finance Party receives the proceeds of any enforcement of any security on account of any Alternative Bridge Liabilities (including by way of set-off or combination of accounts) or distribution in cash or in kind unless those proceeds are received pursuant to Clause 8.2 (General Application of Proceeds);

(e)                                  any Intergroup Creditor receives in respect or on account of, any Intergroup Liabilities a payment or distribution (in cash or in kind) from any Obligor which is not permitted by Clause 5 (Permitted Payments) and which is not made in accordance with the provisions of Clause 8.2 (General Application of Proceeds); or

(f)                                   any Obligor or its estate or any liquidator, receiver or like officer consequent upon its winding-up makes any payment or distribution (in cash or in kind) in respect or on account of any of the Intergroup Liabilities which is not permitted by Clause 5

(Permitted Payments) or which is not made in accordance with the provisions of Clause 8.2 (General Application of Proceeds),

the receiving Creditor will hold the same for and on behalf of and to the order of the Relevant Trustee, and pay (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant Creditor in recovering such amount) and distribute upon demand all such amounts to the Relevant Trustee for application in accordance with Clause 8.2 (General Application of Proceeds).

6.2                              Subrogation

(a)                                 If the Priority Liabilities are wholly or partially paid out of any proceeds received in respect or on account of the Subordinated Liabilities owing to one or more of the Subordinated Creditors, such Subordinated Creditor shall to that extent be subrogated to the rights of the Priority Creditors in respect of the Priority Liabilities so paid, including all security for those Priority Liabilities, but no Subordinated Creditor may exercise those subrogation rights or receive any payments in respect thereof on or before the Final Discharge Date without the prior written consent of the Relevant Agent and the Relevant Trustee.

(b)                                 To the extent that any subrogation contemplated in paragraph (a) above does not occur for any reason, as between the Obligors and the Subordinated Creditors, the Subordinated Liabilities will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Relevant Trustee, for the benefit of the Secured Creditors under Clause 6.1 (Turnover).

(c)                                  The Obligors hereby agree that they shall not exercise any rights of subrogation in relation to any claim they may have pursuant to this Clause 6.2, under applicable law or otherwise until after the Final Discharge Date.

6.3                              Failure of Trusts

If for any reason any trust which is to arise (pending payment of any amount to the Security Trustee or the Alternative Bridge Trustee (as the case may be) for the benefit of the Secured Creditors) pursuant to Clause 6.1 (Turnover) or Clause 8.7 (Preservation of Liabilities) of this Deed fails or for any reason cannot be given effect to (including without limitation, by reason of the Laws of any jurisdiction in which any property which is subject to such trust may be situate), the relevant Creditor will pay to the Relevant Trustee and the Relevant Trustee shall hold for and to the order of the Secured Creditors for application in accordance with Clause 8.2 (General Application of Proceeds), an amount equal to the amount (or as the case may be transfer value of the relevant property) intended to be so held on trust.

7.                                     ENFORCEMENT

7.1                              Restrictions on Enforcement by New Hedge Counterparties

Save as permitted by Clause 7.4 (Permitted Enforcement of New Hedging Liabilities), until the last to occur of the Senior Discharge Date and the Existing Hedging Discharge Date, each New Hedge Counterparty undertakes to the Security Trustee, and each of the other Beneficiaries that it will not:

(a)                                 accelerate any of the New Hedging Liabilities or otherwise declare any of the New

Hedging Liabilities due and payable prior to its stated maturity whether on an event of default or otherwise;

(b)                                 exercise any right to crystallise, or require the Security Trustee to crystallise, any floating charge created pursuant to the Security Documents;

(c)                                  exercise any right to enforce, or require the Security Trustee to enforce, any Encumbrance created pursuant to the Security Documents by sale, possession, appointment of a receiver or otherwise, or any rights under or pursuant to the provisions of any guarantee given by any Obligor in relation to all or any part of the New Hedging Liabilities;

(d)                                 petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving any Obligor; or

(e)                                  exercise the remedy of foreclosure in respect of any asset the subject of an Encumbrance created pursuant to any Security Document.

7.2                              Restrictions on Enforcement by Alternative Bridge Finance Parties

Until the last to occur of the Senior Discharge Date and the Hedging Discharge Date, each Alternative Bridge Finance Party undertakes to the Security Trustee and to each of the Beneficiaries that it will not:

(a)                                 accelerate any of the Alternative Bridge Liabilities due and payable prior to their stated maturity whether on an event of default or otherwise (but without prejudice to the ability of the Alternative Bridge Finance Party to demand repayment of the Alternative Bridge Liabilities to give effect to a Permitted Payment);

(b)                                 enforce any of the Alternative Bridge Liabilities by execution or otherwise or sue for or institute legal proceedings to recover all or any part of the Alternative Bridge Liabilities;

(c)                                  exercise any right to crystallise, or require the Security Trustee or the Alternative Bridge Trustee to crystallise, any floating charge created pursuant to the Security Documents;

(d)                                 exercise any right to enforce, or require the Security Trustee or the Alternative Bridge Trustee to enforce, any Encumbrance created pursuant to the Security Documents by sale, possession, appointment of a receiver or otherwise;

(e)                                  petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor;

other than the taking of any action (not falling within any of paragraphs (a) to (e) of this definition) to the extent necessary to preserve the validity and existence of claims, including the registration of such claims before any court or governmental authority.

7.3                              Restrictions on Enforcement by Intergroup Creditors

Until the Alternative Bridge Discharge Date, each Intergroup Creditor undertakes to the Security Trustee, the Alternative Bridge Trustee and to each of the Beneficiaries that it will not:

(a)                                 accelerate any of the Intergroup Liabilities due and payable prior to their stated maturity whether on an event of default or otherwise (but without prejudice to the ability of the Intergroup Creditor to demand repayment of the Intergroup Liabilities to give effect to a Permitted Payment);

(b)                                 enforce any of the Intergroup Liabilities by execution or otherwise or sue for or institute legal proceedings to recover all or any part of the Intergroup Liabilities;

(c)                                  exercise any right to crystallise, or require the Security Trustee or the Alternative Bridge Trustee to crystallise, any floating charge created pursuant to the Security Documents;

(d)                                 exercise any right to enforce, or require the Security Trustee or the Alternative Bridge Trustee to enforce, any Encumbrance created pursuant to the Security Documents by sale, possession, appointment of a receiver or otherwise;

(e)                                  petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor.

7.4                              Permitted Enforcement of New Hedging Liabilities

(a)                                 Notwithstanding the provisions of Clause 7.1 (Restrictions on Enforcement by New Hedge Counterparties) or any other Clause of this Deed, if a Hedging Default (other than to the extent arising from a cross-default by reason of an event of default (howsoever described) occurring under any other Indebtedness of the Bank Group) has occurred and is continuing unremedied and unwaived, any New Hedge Counterparty may take any action which it is entitled to take with respect to such Hedging Default in relation to the New Hedging Liabilities which would otherwise be prohibited by this Deed in each case, if:

(i)                                    the Senior Discharge Date has occurred; or

(ii)                                (A)                               the New Hedge Counterparty has served a notice on the Facility Agent specifying the Hedging Default concerned;

(B)                               a period (a “Standstill Period”) of 179 days has elapsed from the date the Facility Agent has received the notice relating to the Hedging Default; and

(C)                               at the end of the Standstill Period, the Hedging Default is continuing unremedied or unwaived,

provided always that any amounts received in respect of New Hedging Liabilities as a result of action permitted to be taken under this Clause 7.4 shall promptly upon receipt be paid by the relevant New Hedge Counterparty to the Security Trustee for the benefit of the Beneficiaries to hold upon trust for application in accordance with Clause 8.2 (General Application of Proceeds) (and pending such payment to the Security Trustee, the New Hedge Counterparty will save as specified otherwise hold the amount received on trust for the purposes of this Deed).

(b)                                 Each Hedging Obligor and each New Hedge Counterparty agrees that (save as the Instructing Party shall previously have consented in writing):

(i)                                    if upon termination of any transaction entered into under a New Hedging Agreement effected following an Event of Default (as defined therein), a settlement amount or other amount falls due from the relevant New Hedge Counterparty to the relevant Obligor, that amount shall be paid to the Security Trustee and treated as if it were the proceeds of enforcement of the security conferred by the Security Documents and applied in accordance with Clause 8.2 (General Application of Proceeds); and

(ii)                                the relevant New Hedge Counterparty will exercise any rights it may have to terminate the hedging transactions under the New Hedging Agreement (unless the Instructing Party otherwise agrees or requires) as soon as reasonably practicable after the date on which the Facility Agent serves a notice confirming that any of the Senior Liabilities have been declared due and payable under the Senior Facilities Agreement.

7.5                              Permitted Enforcement of Alternative Bridge Liabilities

(a)                                 Notwithstanding the provisions of Clause 7.2 (Restrictions on Enforcement by Alternative Bridge Finance Parties) or Clause 7.3 (Restrictions on Enforcement by Intergroup Creditors) or any other Clause of this Deed, if an Alternative Bridge Default has occurred and is continuing unremedied and unwaived, the Alternative Bridge Agent may take any action which it is entitled to take with respect to such Alternative Bridge Default in relation to the Alternative Bridge Liabilities which would otherwise be prohibited by this Deed, if:

(i)                                    the Senior Discharge Date has occurred; or

(ii)                                an Insolvency Event in relation to the relevant Alternative Bridge Obligor has occurred; or

(iii)                            any Senior Liabilities have been declared to be due and payable under Clause 27.17 (Acceleration) or due or payable on demand under Clause 27.18 (Repayment on Demand) of the Senior Facilities Agreement; or

(iv)                             the Senior Lenders have exercised any right to enforce any Encumbrance created pursuant to the Security Documents; or

(v)                                 the prior written consent of the Security Trustee (acting on the instructions of the Instructing Party) has been obtained; or

(vi)                             (A)                               the Alternative Bridge Agent has served a notice on the Facility Agent specifying the Alternative Bridge Default concerned; and

(B)                               a period (a “Standstill Period”) of 179 days has elapsed from the date the Facility Agent has received the notice relating to the Alternative Bridge Default; and

(C)                               at the end of the Standstill Period, the Alternative Bridge Default is continuing unremedied or unwaived,

provided always that any amounts received in respect of Alternative Bridge Liabilities as a result of action permitted to be taken under this Clause 7.5 shall promptly upon receipt be paid by the relevant Alternative Bridge Finance Party to the Relevant Trustee for the benefit of the Beneficiaries to hold upon trust for application in accordance with Clause 8.2 (General Application of Proceeds) (and pending such payment to the Relevant Trustee, the Alternative Bridge Finance Party will save as specified otherwise hold the amount received on trust for the purposes of this Deed).

(b)                                 Where, in connection with any Enforcement Action taken or to be taken by the Alternative Bridge Agent as permitted under this Clause 7.5, the Senior Finance Parties are not instructing the Security Trustee to take all reasonable commercial steps to implement a sale or disposal of an Obligor having regard to the circumstances, which circumstances would be likely to materially adversely affect such sale or disposal or the amount of proceeds to be derived therefrom, the Alternative Bridge Trustee shall (but only as long as the Senior Finance Parties are not so instructing the Security Trustee):

(i)                                    exercise any right, power, authority or discretion vested in it as Alternative Bridge Trustee in accordance with any instructions given to it by the Alternative Bridge Agent under the Alternative Bridge Facility Agreement (or, if so instructed by the Alternative Bridge Agent under the Alternative Bridge Facility Agreement, refrain from exercising any right, power, authority or discretion vested in it as Alternative Bridge Trustee); and

(ii)                                not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Alternative Bridge Agent under the Alternative Bridge Facility Agreement.

7.6                              Authorisation to Security Trustee or Alternative Bridge Trustee

(a)                                 Subject to the terms of the Finance Documents, at any time after a Senior Default has occurred and whilst it is continuing the Security Trustee, or at any time after an Alternative Bridge Default has occurred and whilst the same is continuing the Alternative Bridge Trustee, may take such steps as it deems necessary or advisable:

(i)                                    to perfect or enforce any of the Security granted in its favour;

(ii)                                to effect any disposal or realisation or enforcement of any of the Liabilities (including by any acceleration thereof);

(iii)                            to collect and receive any and all payments or distributions which may be payable or deliverable in relation to any of the Liabilities; or

(iv)                             otherwise to give effect to the intent of this Deed,

(each, an “Enforcement Action”) provided always that:

(A)                               the Security Trustee or the Alternative Bridge Trustee (as the case may be) may refrain from enforcing the Security unless and until instructed to do so by the Instructing Party; and

(B)                               if the Instructing Party instructs the Security Trustee or the Alternative Bridge Trustee (as the case may be) to enforce the Security, it may do so in such manner as it deems fit, having regard solely to the interests of the Beneficiaries. Neither the Security Trustee, the Facility Agent, the Alternative Bridge Trustee, the Alternative Bridge Agent nor any other Secured Creditor shall be responsible to any other Creditor for any failure to enforce or to maximise the proceeds of any enforcement, and may cease any such enforcement at any time.

7.7                              Release of Security on Enforcement

(a)                                 Subject to paragraph (b) below, if pursuant to or for the purpose of any Enforcement Action taken or to be taken by the Security Trustee or, after the later to occur of the Senior Discharge Date and the Hedging Discharge Date but prior to the Alternative Bridge Discharge Date, the Alternative Bridge Trustee, in accordance with this Deed, the Security Trustee or the Alternative Bridge Trustee (as the case may be) requires the release of any guarantee or any of the Security, each party to this Deed shall promptly enter into any release and/or other document and take such other action as the Security Trustee or the Alternative Bridge Trustee (as the case may be) may reasonably require, provided that the Alternative Bridge Finance Parties and the Alternative Bridge Trustee shall only be required to perform such acts or deeds upon the request of the Security Trustee if the requirements of paragraphs (b) to (d) of this Clause 7.7 are satisfied.

(b)                                 The Alternative Bridge Finance Parties will be deemed to have authorised any release described in paragraph (a) above, the Alternative Bridge Finance Parties will automatically and unconditionally be released from all its obligations under each guarantee and each guarantee shall be terminated and irrevocably discharged in full subject to paragraph (d) below, and concurrently with one or more of the following:

(i)                                    all of the shares of any Alternative Bridge Obligor (or any Holding Company of it) are sold pursuant to Enforcement Action by the Security Trustee or all or substantially all of its assets are sold pursuant to Enforcement Action by the Security Trustee, in each case, under the Security Documents and:

(A)                               the proceeds of such sale received by the Security Trustee are in cash (or substantially all cash) and are applied in accordance with Clause 8.2 (General Application of Proceeds); and

(B)                               the sale is made pursuant to either a public auction or competitive bid process to obtain the best price reasonably obtainable given the then current condition (financial or otherwise), earnings, business, assets and prospects of such Alternative Bridge Obligor and its Subsidiaries, the Security Trustee having consulted with an internationally recognised investment bank (including without limitation and to the extent appropriate, a Senior Lender, or a relationship bank of the Alternative Bridge Borrower or its Subsidiaries) or an internationally recognised accounting firm regarding the appropriate procedures for obtaining the best price for such shares or assets, considered the recommendations of such investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by such firm to be implemented in all material respects in relation to such sale and to permit the Alternative Bridge Finance Parties to participate in the sale process as bidders, provided however that the Security Trustee shall not be under any further obligation to cause such recommendations to be implemented to the extent not implemented by the relevant court, authority or other third party required to act in connection with such sale and provided further that such reasonable efforts will, to the extent permitted by applicable law, include attempting to conduct such sale process other than through a court or legal proceeding; or

(ii)                                (notwithstanding the provisions of paragraph (b)(i) above, all of the shares of any Alternative Bridge Obligor (or any Holding Company of it) or all or substantially all of its assets are sold by an administrator (appointed under the Insolvency Act 1986) and:

(A)                               the administrator is an insolvency practitioner whose appointment the Alternative Bridge Trustee has not objected to (acting reasonably) under the provisions of the Insolvency Act 1986 relating to the selection of a person or persons to be an/the administrator;

(B)                               the sale is made pursuant to a public auction or competitive bid process to obtain the best price reasonably obtainable given the then current condition (financial or otherwise), earnings, business, assets and prospects of such Alternative Bridge Obligor and its Subsidiaries, the administrator having consulted with an internationally recognised investment bank (including without limitation and to the extent appropriate, a Senior Lender or a relationship bank of the Alternative Bridge Borrower or its Subsidiaries) or an internationally recognised accounting firm regarding the appropriate procedures for obtaining the best price for such shares or assets, considered the recommendations of such investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by such firm to be implemented in all material respects in relation to such sale and to permit the Alternative Bridge Finance Parties to participate in the sale process as bidders; and

(C)                               the proceeds of such sale are in cash (or substantially all cash) and are applied in accordance with Clause 8.2 (General Application of Proceeds);

(c)                                  Each guarantee of the Alternative Bridge Facility shall be released concurrently with a written confirmation of the Security Trustee to the Alternative Bridge Trustee that the provisions of paragraphs (b) and (c) above, have been complied with. In connection with any action taken pursuant to and in accordance with this Clause 7.7, the Security

Trustee shall not be required to have any regard to the provisions of the Alternative Bridge Facility Agreement and no further action shall be required to be taken by the Security Trustee or the Alternative Bridge Trustee to effect any release contemplated by this Clause 7.7.

(d)                                 No such release under paragraph (a) above will affect the obligations and/or liabilities of:

(i)                                    any other member of the Group to any other Creditors; or

(ii)                                any Intergroup Creditors to any of the Beneficiaries.

7.8                              Disposals

Any disposal of any shares or assets which are subject to the Security or any release thereof from the Security which is or is to be effected at any time, other than with respect to Enforcement Action, shall be effected in accordance with and subject to the provisions of the Senior Finance Documents or the Alternative Bridge Finance Documents (as appropriate).

7.9                              No Enforcement

Except as otherwise provided in Clause 7 (Enforcement), the Security Trustee or the Alternative Bridge Trustee (as the case may be) may, in accordance with the instructions of the Instructing Party, refrain from enforcing the security conferred by the Security as long as it sees fit.

7.10                       Manner of Enforcement

If the Security Trustee or the Alternative Bridge Trustee (as the case may be) does enforce the Security it may do so in such manner as it sees fit and solely having regard to the interest of the Beneficiaries. Neither the Security Trustee nor the Alternative Bridge Trustee shall be responsible to any Beneficiary for any failure to enforce or to maximise the proceeds of any enforcement, and may cease any such enforcement at any time.

8.                                     PROCEEDS OF ENFORCEMENT OF SECURITY

8.1                              Application of Proceeds of Enforcement of Barclays Security

Without prejudice to Clause 7.9 (No Enforcement) and subject to the rights of any preferential creditor, the Beneficiaries hereby agree that the net proceeds of enforcement of the Security shall, insofar as those net proceeds relate to any assets the subject of the Barclays Security, be applied in the following order:

FIRST in payment to Barclays of the Barclays Liabilities; and

SECOND in payment to the Relevant Trustee to be applied in accordance with and in order of the priority set out in Clause 8.2 (General Application of Proceeds).

8.2                              General Application of Proceeds

Subject to the rights of any preferential creditor and the provisions of Clause 8.1 (Application of Proceeds of Enforcement of Barclays Security) and notwithstanding the terms of the

Security Documents, without prejudice to Clause 7 (Enforcement), the Beneficiaries hereby agree that the net proceeds of enforcement of the Security shall be paid (together with any sums paid to the Relevant Trustee pursuant to Clause 6 (Turnover) and Clause 9 (Subordination on Insolvency)) to the Relevant Trustee for the benefit of the Secured Creditors pursuant to the terms of this Deed shall be applied by the Relevant Trustee (or any Receiver on its behalf) in accordance with this Deed in the following order of priority, in each case, until such amounts have been repaid and discharged in full:

FIRST in or towards payment of a sum equivalent to the aggregate of the Security Trustee Liabilities, to the First Beneficiary; and

SECOND in or towards payment of any Fees;

THIRD in or towards payment of a sum equivalent to the aggregate of the Senior Liabilities and the Hedging Liabilities, to the Second Beneficiaries respectively, which sum will (if insufficient to discharge the same in full) be paid to such Second Beneficiaries on a pro rata basis without any priority amongst themselves;

FOURTH in or towards payment of a sum equivalent to the aggregate of the Alternative Bridge Trustee Liabilities, to the Third Beneficiary;

FIFTH in or towards payment of a sum equivalent to the aggregate of the Alternative Bridge Liabilities, to the Fourth Beneficiaries respectively, which sum will (if insufficient to discharge the same in full) be paid to such Fourth Beneficiaries on a pro rata basis without any priority amongst themselves;

SIXTH  in payment to the relevant Obligor(s) or other person(s) entitled thereto,

PROVIDED THAT each C Facility Lender agrees that, to the extent that (i) the net proceeds of any enforcement of Security and (ii) any other recoveries and/or proceeds from any Obligor (including without limitation, pursuant to a demand made under Clause 29 (Guarantee and Indemnity) of the Senior Facilities Agreement) (other than in the case of sub-paragraph (ii), such other recoveries and/or proceeds from the Parent and the Company) are to be applied in accordance with this Clause 8.2, any such proceeds shall be applied in accordance with this Clause 8.2 until all of the Senior Liabilities (other than the C Facility Liabilities) and the Hedging Liabilities have been discharged in full.

The Obligors and the Subordinated Creditors acknowledge and agree to the provisions of Clause 2.1 (Priorities and Subordination) and this Clause 8.2.

8.3                              Non-cash Distributions

If the Security Trustee or the Alternative Bridge Trustee (as the case may be) receives any distribution otherwise than in cash in respect of the Subordinated Liabilities from any Obligor or any other source, the Security Trustee or the Alternative Bridge Trustee (as the case may be) may realise such distributions as it sees fit and shall apply the proceeds of such realisation in accordance with Clause 8.2 (General Application of Proceeds).

8.4                              Sums received by an Obligor

If an Obligor receives any sum which, pursuant to any of the Security Documents or this Deed should have been paid to the Security Trustee or the Alternative Bridge Trustee, that sum shall be held by such Obligor on trust for the benefit and on behalf of the Secured Creditors and shall promptly be paid to the Security Trustee or the Alternative Bridge Trustee (as the case may be) for application in accordance with this Clause 8.

8.5                              Certificates

In applying any moneys received by it under this Deed, the Security Trustee and the Alternative Bridge Trustee may rely on any certificate made or given by the Facility Agent or the Alternative Bridge Agent (as the case may be), as to the existence and amount of any Liabilities owing to any Senior Finance Party under any of the Senior Finance Documents or any Alternative Bridge Finance Party under the Alternative Bridge Finance Documents respectively.

8.6                              Conversion of Currencies

If the Security Trustee or the Alternative Bridge Trustee receives any amount under this Deed for any of the Liabilities in a currency other than the currency of the Senior Liabilities, or the Alternative Bridge Liabilities (as the case may be), the Security Trustee or the Alternative Bridge Trustee (as the case may be) may convert such amount into the currency of the Senior Liabilities or the Alternative Bridge Liabilities (as the case may be) at its spot rate of exchange for the purchase of the relevant currency of the Senior Liabilities or the Alternative Bridge Liabilities (as the case may be) with the currency of the amount received in the London foreign exchange market.

8.7                              Preservation of Liabilities

None of the Liabilities shall be deemed reduced:

(a)                                 by the receipt of any amount by any Creditor, if and to the extent that, by virtue of the operation of this Deed, such amount is required to be paid over to (and pending such payment held upon trust for) the Relevant Trustee for application and distribution pursuant to the terms hereof; or

(b)                                 by the receipt of any amount by the Relevant Trustee pursuant to the terms of this Deed for application pursuant to the terms hereof,

unless and until such amount is actually applied and distributed by the Relevant Trustee pursuant to and in accordance with Clause 8.2 (General Application of Proceeds).

9.                                     SUBORDINATION ON INSOLVENCY

9.1                              Subordination

Without prejudice to any other provision of this Deed, upon the occurrence of an Insolvency Event:

(a)                                 the Intergroup Liabilities will be subordinated in right of payment to the Alternative Bridge Liabilities, the Senior Liabilities and the Hedging Liabilities; and

(b)                                 the Alternative Bridge Liabilities will be subordinated in right of payment to the Senior Liabilities and the Hedging Liabilities.

9.2                              Filing of claims

(a)                                 Following the occurrence of an Insolvency Event, until the Final Discharge Date, the Relevant Trustee may, and is hereby irrevocably authorised on behalf of each Creditor to:

(i)                                    demand, claim, enforce and prove for the Intergroup Liabilities;

(ii)                                file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Relevant Trustee considers necessary or desirable to recover the Intergroup Liabilities; and

(iii)                            receive all distributions of the Intergroup Liabilities for application in accordance with Clause 8.2 (General Application of Proceeds).

(b)                                 If and to the extent that the Relevant Trustee is not entitled, or elects not, to take any of the actions mentioned in paragraph (a) above, each Subordinated Creditor shall be entitled and agrees to do so, as soon as reasonably practicable following request by the Relevant Trustee provided that it shall be entitled to recover and the Relevant Trustee agrees to claim on its behalf any resulting costs, expenses and liabilities (other than any such costs, expenses or liabilities arising by reason of the gross negligence or wilful misconduct of such Subordinated Creditor) as if such amounts had been incurred by the Relevant Trustee.

9.3                              Distributions

Following the occurrence of an Insolvency Event, until the Final Discharge Date, each Subordinated Creditor, will:

(a)                                 hold all payments and distributions in cash or in kind received or receivable by it in respect of any Liabilities owed to it following the occurrence of such Insolvency Event on trust for the Relevant Trustee for the benefit of the Secured Creditors for application in accordance with Clause 8.2 (General Application of Proceeds);

(b)                                 on demand by the Relevant Trustee, pay an amount equal to any Subordinated Liabilities received by it following the occurrence of such Insolvency Event to the Relevant Trustee for application in accordance with Clause 8.2 (General Application of Proceeds);

(c)                                  promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant Obligor or their proceeds to pay distributions in respect of the Subordinated Liabilities directly to the Relevant Trustee; and

(d)                                 promptly use its reasonable efforts to undertake any actions requested by the Relevant  Trustee to give effect to this Clause 9.3.

9.4                              Voting

(a)                                 Following the occurrence of an Insolvency Event, until the last to occur of the Senior Discharge Date and the Hedging Discharge Date:

(i)                                    the Security Trustee for the benefit of the Secured Creditors may, and is hereby irrevocably authorised on behalf of each Secured Creditor and the Subordinated Creditors to, exercise all powers of convening meetings, voting and representation in respect of the Subordinated Liabilities; and

(ii)                                the Subordinated Creditors shall promptly execute and/or deliver to the Security Trustee such forms of proxy and representation as it may require to facilitate any such action.

(b)                                 If and to the extent that the Security Trustee does not exercise a power under paragraph (a) above, each of the Subordinated Creditors shall be entitled to exercise that power and agrees that it shall exercise that power to the extent the Security Trustee (acting on the instructions of the Instructing Party) directs and in accordance with such direction.

(c)                                  Nothing in this Clause 9.4 entitles the Security Trustee (or the Instructing Party) to exercise or require any Subordinated Creditor to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any Subordinated Liabilities.

10.                              RANKING

10.1                       Ranking of Security

(a)                                 Subject to Clause 8 (Proceeds of Enforcement of Security), all existing and future security conferred by the Security will secure all Senior Liabilities (to the extent so secured and subject to the provisions of this Deed), the Security Trustee Liabilities, the Hedging Liabilities, the Alternative Bridge Trustee Liabilities and the Alternative Bridge Liabilities regardless of:

(i)                                    the date on which the Senior Liabilities, the Security Trustee Liabilities, the Hedging Liabilities, the Alternative Bridge Trustee Liabilities or the Alternative Bridge Liabilities arises,

(ii)                                whether the Lenders or the Hedge Counterparties are obliged to advance moneys included in the Senior Liabilities, the Hedging Liabilities or the Alternative Bridge Liabilities; and

(iii)                            any fluctuations in the amount of the Senior Liabilities, the Security Trustee Liabilities, the Hedging Liabilities, the Alternative Bridge Trustee Liabilities or the Alternative Bridge Liabilities,

and any intermediate discharge of the Senior Liabilities, the Security Trustee Liabilities, the Hedging Liabilities or the Alternative Bridge Liabilities in whole or in part.

(b)                                 Subject to Clause 8 (Proceeds of Enforcement of Security), all existing and future security conferred by the Security shall rank pari passu as if it had been created simultaneously and as a continuing security for, and shall not be affected by any fluctuations in, the Secured Obligations. The provisions of this Clause 10.1(b) shall apply notwithstanding that all or any of the Security is void, set aside or otherwise invalid.

10.2                       Perfection of Security

(a)                                 The Security Trustee agrees to acquire and acknowledges it holds the Charged Assets (such term as used in this Clause 10.2 as defined in the Security Trust Agreement) in its possession or control (or in the possession or control of its agents or representatives) on behalf of itself and the Alternative Bridge Trustee and any assignee solely for the purpose of perfecting the security interest granted under the Senior Finance Documents and the Alternative Bridge Finance Documents, subject to the terms and conditions of this Clause 10.2.

(b)                                 Except as otherwise provided in this Deed, until the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the Security Trustee shall be entitled to deal with the Charged Assets in accordance with the terms of the Senior Finance Documents as if the charges of the Alternative Bridge Trustee under the Security Documents (as defined in the Alternative Bridge Facility Agreement, the “Alternative Bridge Security Documents”) did not exist. The rights of the Alternative Bridge Trustee shall at all times be subject to the terms of this Deed and to the Security Trustee’s rights under the Senior Finance Documents.

(c)                                  The Security Trustee shall have no obligation whatsoever to the other Senior Finance Parties and the Alternative Bridge Trustee or any other Alternative Bridge Finance Party to ensure that the Charged Assets are genuine or owned by any of the Obligors or to preserve rights or benefits of any Person except as expressly set forth in this Deed.

(d)                                 The Security Trustee acting pursuant to this Clause 10.2 shall not have by reason of the Security Documents (as defined in the Senior Facilities Agreement), the Alternative Bridge Security Documents, this Deed or any other document a fiduciary relationship in respect of the Senior Lenders, the Alternative Bridge Trustee or any other Alternative Bridge Lender.

(e)                                  Upon the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the Security Trustee shall deliver the remaining Charged Assets (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Alternative Bridge Trustee, if any Alternative Bridge Liabilities remain outstanding (and pending such delivery, shall hold the same on behalf of the Alternative Bridge Trustee), and second, to the relevant Borrower or the relevant Obligor if no Senior Liabilities or Alternative Bridge Liabilities remain outstanding (in each case, so as to allow such Person to obtain control of such Charged Assets). The Security Trustee further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first priority interest in the Charged Assets or as a court of competent jurisdiction may otherwise direct.

11.                              ENFORCEMENT OF SECURITY

The provisions of this Clause 11 shall apply on an Enforcement Action.

11.1                       Enforcement on or before the Senior Discharge Date

(a)                                 Prior to the later to occur of the Senior Discharge Date and the Hedging Discharge Date and subject to paragraph (e) below, the Security Trustee shall, to the extent it is entitled then to do so under the terms of the Security Documents, act in relation to the Security in accordance with the instructions of the Facility Agent (acting in accordance with instructions from the Instructing Party).

(b)                                 Subject to paragraph (c) below, before giving any instructions to the Security Trustee to enforce the Security, the Facility Agent shall consult with the Security Trustee in good faith, with a view to co-ordinating their actions, for a period of up to 45 days or such shorter period as the Facility Agent may determine (the “Consultation Period”).

(c)                                  The Facility Agent and the Security Trustee shall not be obliged to consult in accordance with paragraph (b) above if:

(i)                                    the Security has become enforceable as a result of (A) an Insolvency Event, (B) a Senior Default arising under Clause 27.1 (Non-payment) of the Senior Facilities Agreement or (C) any other party taking any enforcement action against any Obligor; and

(ii)                                (the Facility Agent determines in good faith (and notifies the Security Trustee) that to enter into such consultations and thereby delay the commencement of enforcement of the Security could reasonably be expected to adversely impact in any material respect:

(A)                               their ability to enforce any of the Security; or

(B)                               the realisation proceeds of any enforcement of the Security.

(d)                                 The Security Trustee shall incur no liability to any Secured Creditor in exercising in good faith any discretion referred to in this Clause 11.1 or if it acts on the advice of a reputable and independent investment bank.

(e)                                  Save as otherwise provided in this Clause 11.1 (Enforcement on or before the Senior Discharge Date) any instructions given to the Security Trustee by a person entitled to give those instructions will override any conflicting instructions given by any other Parties and the Security Trustee is entitled to rely on and comply with any such instructions.

(f)                                   Any instructions given by the Facility Agent pursuant to paragraph (a) shall override any conflicting instructions given by or on behalf of the Alternative Bridge Agent (acting as trustee on behalf of the Alternative Bridge Finance Parties).

11.2                       Enforcement After Senior Discharge Date

After the later to occur of the Senior Discharge Date and the Hedging Discharge Date and prior to the Alternative Bridge Discharge Date, the Alternative Bridge Trustee shall act in accordance with the instructions of the Alternative Bridge Agent (acting in accordance with the instructions of the Instructing Party) in relation to the Security Documents to the extent that the Alternative Bridge Finance Parties have received the benefit of the Security.

11.3                       Exemption

(a)                                 A Finance Party shall not be responsible to any other Finance Party with respect to any instructions given or not given to the Security Trustee or the Alternative Bridge

Trustee in relation to or in connection with any of the Security Documents, provided in each case such Finance Party acts in good faith and in accordance with their obligations under this Deed and the applicable Finance Documents.

(b)                                 None of the Finance Parties shall be liable for any loss or damage suffered by any Obligor provided such Finance Party acts in good faith and in accordance with their obligations under this Deed and the applicable Finance Documents.

11.4                       Duties owed

Each of the Secured Creditors and the Obligors acknowledges, in the event that the Security Trustee is instructed to enforce the Security, that until the later to occur of the Senior Discharge Date and the Hedging Discharge Date, the duties of the Security Trustee and of any receiver or delegate appointed pursuant to the provisions of the Security Documents owed to the Alternative Bridge Finance Parties in respect of the Security shall be no different from the duty that would be owed by the Security Trustee or any such receiver or delegate to the Obligors under general law.

12.                              NEW SENIOR LIABILITIES

Any Senior Finance Party under the Senior Finance Documents may provide New Senior Liabilities to the Borrowers (or any of them) at any time without the prior consent of any other Creditor. Any such New Senior Liabilities shall thereafter be treated as “Senior Liabilities” for all purposes in this Deed.

13.                              APPROPRIATION

(a)                                 Until the last to occur of the Senior Discharge Date and the Hedging Discharge Date each of the Senior Finance Parties (or the Security Trustee or the Facility Agent on their behalf) may apply any monies or property received under this Deed against the Senior Liabilities or the Hedging Liabilities (as the case may be) subject to the proviso to Clause 8.2 (General Application of Proceeds) which shall apply to this paragraph (a), mutatis mutandis.

(b)                                 Without prejudice to the other provisions of this Deed, after the last to occur of the Senior Discharge Date and the Hedging Discharge Date but prior to the Alternative Bridge Discharge Date, each of the Alternative Bridge Finance Parties (or the Alternative Bridge Trustee or Alternative Bridge Agent on their behalf) may apply any monies or property received under this Deed against the Alternative Bridge Liabilities (other than any payment constituting an Alternative Bridge Permitted Repayment).

(c)                                  Without prejudice to the other provisions of this Deed, after the Final Discharge Date, each Intergroup Creditor (or the Relevant Trustee on their behalf) may apply any monies or property received under this Deed or for the payment or discharge of the Intergroup Liabilities against the relevant Intergroup Liabilities.

14.                              POWERS OF ATTORNEY

14.1                       Appointment by the Creditors

Each Lender, Hedge Counterparty and Intergroup Creditor irrevocably appoints the Relevant Trustee (or any Receiver appointed in respect of any of the Secured Property (or any part of it)), individually as its attorney (in each case, for the purposes of this Clause 14.1, an “Appointee”) with full power to appoint substitutes and to delegate, in its name and on its behalf and as its act, deed or otherwise to do any and every thing which such Creditor (a) has authorised the Appointee to do under this Deed or (b) is required to do by this Deed but has failed to do for a period of 10 Business Days after receiving notice from the Appointee requiring it to do so. The parties hereto hereby agree that this authorisation is given to secure the interests of the parties under this Deed and is hereby irrevocable.

14.2                       Appointment by the Obligors

By way of security for the performance of its obligations hereunder, each of the Obligors hereby irrevocably appoints the Relevant Trustee and any Receiver of any proceeds of Intergroup Liabilities or any part of them and their respective delegates and sub-delegates, (in each case, for the purposes of this Clause 14.2, an “Appointee”) to be its attorney acting severally (or jointly with any other such attorney or attorneys) and in its name and on its behalf and as its act, deed or otherwise to do any and every thing which:

(a)                                such Obligor is obliged to do under the terms of this Deed but has failed to do so for a period of 5 Business Days after notice from the Appointee to do the same; or

(b)                                whilst any Senior Default is continuing, such Appointee considers necessary or desirable in order to enable such Appointee to exercise the rights conferred on it by this Deed or by law.

14.3                       Ratification of Acts

Without prejudice to the generality of Clause 14.1 (Appointment by the Creditors) and Clause 14.2 (Appointment by the Obligors), each of the Subordinated Creditors and the Obligors hereby undertakes to the relevant Appointee, that promptly upon request, such party will ratify and confirm all transactions entered into and other actions by the Appointee, as the case may be (or any of their substitutes or delegates) in the proper exercise of any power of attorney granted to it hereunder.

15.                              COSTS AND EXPENSES

Clause 38 (Costs and Expenses) of the Senior Facilities Agreement shall apply to this Deed, as if set out herein, mutatis mutandis.

16.                              CHANGES TO THE PARTIES

16.1                       Binding Nature

This Deed shall be binding on and enure to the benefit of each party hereto its successors and its or any subsequent successors’ transferees and assigns.

16.2                       No Assignment by Obligors

None of the rights, benefits and obligations of the Obligors hereunder shall be capable of being assigned or transferred and each Obligor undertakes that it will not seek to assign or transfer any of its rights, benefits or obligations hereunder (except, in the case of any Obligor in respect of Senior Liabilities only, to the extent permitted by the Senior Facilities Agreement).

16.3                       New Creditors

(a)                                 The parties hereto agree that none of the Priority Creditors or Subordinated Creditors will, prior to the Final Discharge Date, assign or transfer to any person the whole or any part of their rights or obligations in respect of the Priority Liabilities or any of the Subordinated Liabilities unless the assignee or transferee previously or simultaneously agrees with the other parties hereto to be bound by the provisions of this Deed as if it were named herein as an original party and subject to the same rights and obligations, mutatis mutandis, as the Priority Creditors and Subordinated Creditors and executes and delivers to the Security Trustee for the benefit of the Secured Creditors:

(i)                                    (in the case of a Senior Lender) a Transfer Deed under and in accordance with the terms of the Senior Facilities Agreement or the Refinancing Facilities Agreement; or

(ii)                                (in the case of any other person) a Deed of Accession,

with a copy, in each case, to the Relevant Agent.

(b)                                Upon execution of the Alternative Bridge Facility Agreement, each of the Alternative Bridge Agent, the Alternative Bridge Borrower, the Alternative Bridge Lenders and the Alternative Bridge Trustee shall accede to this Deed by executing and delivering to the Security Trustee (with a copy to the Facility Agent), a Deed of Accession, whereupon it shall become bound by the provisions of this Deed as if it were named herein as an original party.

(c)                                 Prior to delivery of any utilisation request in respect of the C Facility in accordance with the terms of the Senior Facilities Agreement, each of the C Facility Lenders shall have acceded to this Deed in such capacity by executing and delivering to the Security Trustee, a C Facility Lender Deed of Accession under and in accordance with the terms of the Senior Facilities Agreement, whereupon it shall become bound by the provisions of this Deed as if it were named herein as an original party.

(d)                                Upon execution of a New Hedging Agreement, each New Hedge Counterparty shall accede to this Deed in such capacity by executing and delivering to the Security Trustee (with a copy to the Facility Agent), a Deed of Accession, whereupon it shall become bound by the provisions of this Deed as if it were named herein as an original party.

(e)                                  The parties hereto confirm that any person becoming a Creditor shall be entitled to the benefit of the provisions contained herein as if it had been originally named a party hereto.

16.4                       New Parties

Each party hereto (including parties subsequently becoming bound by this Deed) irrevocably authorises the Facility Agent to agree on its behalf with any other person intending to become party hereto as a Senior Finance Party, an Alternative Bridge Finance Party, a Facility Agent, a Security Trustee, an Alternative Bridge Trustee, a New Hedge Counterparty, an Intergroup Debtor, an Intergroup Creditor or an Obligor to the execution of a Transfer Deed, a C Facility Lender Deed of Accession or a Deed of Accession so as to make such person a party to this Deed and to effect such amendments to this Deed as may be in the opinion of the Facility Agent (acting reasonably) necessary for such purpose, provided that any amendment which would materially and adversely affect any right, or impose or vary any material obligation, of any of the parties hereto may not be made without the consent of that party.

16.5                       Resignation or Removal of Facility Agent or Security Trustee

Neither the Facility Agent nor the Security Trustee may resign or be removed except as specified in the Senior Facilities Agreement or the Security Trust Agreement (as the case may be) and only if a replacement Facility Agent or Security Trustee agrees with all other parties hereto to become the replacement agent or trustee under this Deed by the execution of a Deed of Accession.

16.6                       Resignation or Removal of Alternative Bridge Agent or Alternative Bridge Trustee

For so long as any Alternative Bridge Liabilities remain outstanding, neither the Alternative Bridge Agent nor the Alternative Bridge Trustee may resign or be removed except as specified in the Alternative Bridge Facility Agreement or the Alternative Bridge Security Trust Agreement (as the case may be) and only if a replacement Alternative Bridge Agent or Alternative Bridge Trustee agrees with all other parties hereto to become the replacement agent or trustee under this Deed by the execution of a Deed of Accession.

17.                              PROVISIONS RELATING TO OBLIGORS

Each of the Obligors acknowledge the priorities, rights and obligations recorded in this Deed and undertakes with each of the other parties to this Deed to observe the provisions of this Deed at all times and not to take any action (save as permitted by the Senior Facilities Agreement) which would or would be reasonably likely to prejudice or otherwise adversely affect the enforcement of such provisions or do or suffer to be done anything which would be inconsistent with the terms of this Deed.

18.                              NOTICES

18.1                       Communication of Notices

Each communication to be made hereunder shall be made in writing and unless otherwise stated shall be made by fax or letter.

18.2                       Delivery of Notices

Any communication or document to be made or delivered by one person to another pursuant to this Deed shall (unless that other person has by 10 Business Days’ prior written notice to the Relevant Agent specified another address) be made or delivered to that other person at the address specified in Schedule 3 (Address for Notices) or, in the case of any other person becoming party hereto after the date hereof in the Deed of Accession or Transfer Deed or other acceding or amendment and restatement document executed by it and shall be deemed to have been made or delivered when dispatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at that address or (as the case may be) five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Relevant Agent shall be effective only when received by the Relevant Agent and then only if the same is expressly marked for the attention of the department or officer identified with the signature below (or such other department or officer as the Relevant Agent shall from time to time specify for this purpose).

19.                              REMEDIES, WAIVERS & AMENDMENTS

19.1                       No Waiver

No failure to exercise, nor any delay in exercising, on the part of any Creditor any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Law.

19.2                       Amendments

Subject to Clause 19.3 (Technical Amendments), the Facility Agent and the Alternative Bridge Agent may, from time to time, agree with the Company to amend this Deed and any amendments so made shall be binding on all the parties hereto, provided that any amendment which would:

(a)                                 materially and adversely affect any rights of the Priority Creditors or the Alternative Bridge Finance Parties may not be made without the prior written consent of an Instructing Group (as defined in the Senior Facilities Agreement) or an Instructing Group (as defined in the Alternative Bridge Facility Agreement) (as the case may be);

(b)                                 impose or vary any obligation on the Priority Creditors or the Alternative Bridge Finance Parties may not be made without the prior written consent of an Instructing Group (as defined in the Senior Facilities Agreement) or an Instructing Group (as defined in the Alternative Bridge Facility Agreement) (as the case may be); or

(c)                                  adversely affect any right, or impose or vary any obligation, of any other party hereto may not be made without the consent of that party.

19.3                       Technical Amendments

Notwithstanding Clause 19.2 (Amendments), the Relevant Agent may determine administrative matters and make technical amendments arising out of a manifest error on the face of this Deed, where such amendments would not prejudice or otherwise be adverse to the position of the Priority Creditors or the Alternative Bridge Finance Parties (as the case may be) without reference to the Priority Creditors or the Alternative Bridge Finance Parties and without the consent of the Intergroup Creditors.

19.4                       Amended Deed

If any amendment is made to this Deed, the Relevant Agent shall provide a copy of any such amendment (clearly showing the amendments made) to each of the parties hereto (including any persons which are parties hereto pursuant to a Transfer Deed, a C Facility Lender Deed of Accession or a Deed of Accession) provided that in relation to copies required to be delivered to any member of the Group, the Relevant Agent’s obligations under this Clause 19.4 shall be discharged if one copy of any such amendment is delivered to the Borrowers.

20.                              TERMINATION

This Agreement shall terminate upon the Final Discharge Date.

21.                              ENGLISH LANGUAGE

Each communication and document made or delivered by one person to another pursuant to this Deed shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

22.                              PARTIAL INVALIDITY

(a)                                If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect or impair the legality, validity or enforceability of the remaining provisions hereof or the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

(b)                                Without prejudice to the generality of paragraph (a) above, the obligations under this Deed of any Obligor that is incorporated in England & Wales shall not extend beyond a point where they would cause the provisions of Section 151 of the Act to be infringed.

23.                              THIRD PARTY RIGHTS

It is agreed that otherwise than in circumstances where the requirements of this Deed with regard to assignments and transfers are satisfied, a person who is not a party to this Deed shall have no rights to enforce any of the terms or provisions of this Deed other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

24.                              COUNTERPARTS

This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

25.                              HEDGING LIABILITIES CONFLICTS

Notwithstanding anything contained in this Deed to the contrary, each of the parties to this Deed agree and acknowledge that, in relation only to the Hedging Liabilities, in the event of any inconsistency between the terms of this Deed and the HYD Intercreditor Agreement, the terms of this Deed shall prevail.

26.                              GOVERNING LAW

This Deed is governed by, and shall be construed in accordance with, English Law.

27.                              JURISDICTION

27.1                       Courts of England

Each of the Obligors and the Subordinated Creditors agrees for the benefit of each of the Priority Creditors that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

27.2                       Waiver of Indemnity

Each of the Obligors and the Subordinated Creditors irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or appropriate forum.

27.3                       Service of Process

Each of the Obligors and the Subordinated Creditors which is not incorporated in England agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, in the case of any Obligor, to the Obligors’ Agent at its registered office for the time being, and by executing this Deed each such person accepts such appointment. If the appointment or appointments mentioned in this Clause 27.3 cease to be effective in respect of any of the Obligors or the Subordinated Creditors respectively, the relevant Obligor or Subordinated Creditor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Relevant Agent shall be entitled to appoint such person by notice to the relevant Obligor or Subordinated Creditor. Nothing contained herein shall affect the right to serve process in any other manner permitted by Law.

27.4                       Proceedings in Other Jurisdictions

The submissions to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Priority Creditors or any of them to take Proceedings against any of the Obligors or Subordinated Creditors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

27.5                       General Consent

Each of the Obligors and Subordinated Creditors hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such Proceedings.

27.6                       Waiver of Immunity

To the extent that any Obligor or Subordinated Creditor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor Subordinated Creditor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the parties hereto on the day and year first above written.